EXHIBIT 99(k)(3)

                      TAX SERVICES ADMINISTRATION AGREEMENT

AGREEMENT dated as of July 1, 2003 by and between Evergreen Investment Services, Inc. ("Evergreen") and State Street Bank and Trust Company (the "Financial Administrator").

WHEREAS, Evergreen serves as administrator to the investment portfolios listed on Schedule A hereto (the "Funds") pursuant to certain Administrative Services Agreements (the "Administrative Services Agreement");

WHEREAS, each Fund is a Delaware statutory trust or a series of a Delaware statutory trust registered as an open-end or closed-end (as the case may be), management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") (each, a "Trust"); and

WHEREAS, Evergreen is required to provide certain administrative services to each Trust under the Administrative Services Agreement with such Trust; and

WHEREAS, Evergreen desires to retain the Financial Administrator to furnish certain tax services to each Trust, and the Financial Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

I. APPOINTMENT OF FINANCIAL ADMINISTRATOR

Evergreen hereby appoints the Financial Administrator to provide certain tax services to each Trust for the period and on the terms set forth in this Agreement. The Financial Administrator accepts such appointment and agrees to render the services stated herein.

The Funds currently consist of those portfolios identified on Schedule A hereto .. In the event that a Trust establishes one or more additional portfolios with respect to which Evergreen wishes to retain the Financial Administrator to act as financial administrator hereunder, Evergreen shall notify the Financial Administrator in writing. Upon such notification, such portfolio shall become a "Fund" hereunder and shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to compensation and expenses payable by Evergreen) may be modified with respect to each such additional portfolio in writing by Evergreen and the Financial Administrator at the time such additional portfolio becomes a Fund.

II. REPRESENTATIONS AND WARRANTIES

A. By Financial Administrator. The Financial Administrator represents and warrants

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that:

      1. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

      2. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

      3. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

      4. No legal or administrative proceedings have been instituted or threatened which would impair the Financial Administrator's ability to perform its duties and obligations under this Agreement; and

      5. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Financial Administrator or any law or regulation applicable to it.

B. By Evergreen. Evergreen represents and warrants that:

      1. It is a corporation, duly organized, existing and in good standing under the laws of the State of Delaware;

      2. It has the power and authority under applicable laws and by its organizing documents to enter into and perform this Agreement;

      3. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

      4. Each Trustis an investment company properly registered under the 1940 Act;

      5. A registration statement under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act has been filed and will be effective and remain effective for each Trust during the term of this Agreement. Evergreen also warrants that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which each Trust offers or sells its shares have been made;

      6. No legal or administrative proceedings have been instituted or threatened which would impair Evergreen's ability to perform its duties and obligations under this Agreement;

      7. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of Evergreen or any law or regulation applicable to it; and

      8. As of the close of business on the date of this Agreement, each Trust which is an open-end investment company is authorized to issue shares of beneficial interest.

III. DUTIES OF THE FINANCIAL ADMINISTRATOR

      A. As the Financial Administrator. The Financial Administrator shall provide the following services, in each case, subject to the control, supervision and direction of Evergreen and the review and comment by each Trust's auditors and legal counsel and in accordance with procedures which may be established from time to time between Evergreen and the Financial
Administrator:

      1. Compute tax basis provisions for both excise and income tax purposes;

      2. Prepare each Fund's federal, state, and local income tax returns and extension requests for review and for filing by the Fund, including Form 1120-RIC, Form 8613 and Form 1099-MISC;

      3.    Coordinate Forms 1042/1042S with each Fund's transfer agent; and

      4.    Prepare information for Section 852 mailings.

In connection with the tax services provided to the Funds described herein, Evergreen shall authorize the Financial Administrator to sign the federal, state and local tax returns and extension requests on behalf of the Funds by completing the authorization form attached as Exhibit 1 to this Agreement. The Financial Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

IV. DUTIES OF THE EVERGREEN

      Delivery of Documents. Evergreen will promptly deliver to the Financial Administrator copies of each of the following documents and all future amendments and supplements, if any:

      1.    Each Trust's Declaration of Trust;

      2. Each open-end Trust's currently effective registration statement under the 1933 Act and the 1940 Act and the Prospectus(es) and Statement(s) of Additional Information (collectively, the
            "Prospectus") relating to all Funds and all amendments and supplements thereto as in effect from time to time; and

      3. Such other certificates, documents or opinions which the Financial Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

The Financial Administrator is authorized and instructed to rely upon any and all information it receives from Evergreen or its third-party agent. The Financial Administrator shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of Evergreen.

V. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

Evergreen assumes full responsibility for each Trust's compliance with all securities, tax, commodities and other laws, rules and regulations applicable to it.

VI. INSTRUCTIONS AND ADVICE

At any time, the Financial Administrator may apply to Evergreen or any officer of a Trust for instructions and may consult with its own legal counsel or outside counsel for a Trust or the independent accountants for a Trust at the expense of Evergreen, provided that the Financial Administrator first obtains consent of Evergreen which shall not be unreasonably withheld, with respect to any matter arising in connection with the services to be performed by the Financial Administrator under the terms of this Agreement. In its capacity as the Financial Administrator under the terms of this Agreement, the Financial Administrator shall not be liable, and shall be indemnified by Evergreen for any action taken or omitted by it in good faith reliance upon any such instructions or advice or upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons. The Financial Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from Evergreen. Nothing in this paragraph shall be construed as imposing upon the Financial Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

VII. NOTICES

All notices shall be in writing and deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested. Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender:

If to the Financial Administrator:   P.O. Box 5049
                                     One Federal Street, 9th Floor
                                     Boston, MA  02206-5049
                                     ATTN: Fund Administration Legal Department

                                     Telephone:  (617) 662-1783
                                     Facsimile:  (617) 662-3805

If to Evergreen:                     200 Berkeley Street
                                     Boston, MA  02116
                                     ATTN:  Chief Administrative Officer
                                     Telephone:  (617)
                                     Facsimile:  (617)

VIII. CONFIDENTIALITY

The Financial Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to Evergreen or a Trust or its beneficiaries and will not disclose the same to any person except at the request or with the written consent of Evergreen or the applicable Trust.

IX. LIMITATION OF LIABILITY AND INDEMNIFICATION

The Financial Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section XII, shall have no responsibility for the actions or activities of any other party, including other service providers. The Financial Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of the Financial Administrator, its officers or employees. The Financial Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, the Financial Administrator's cumulative liability for each calendar year (a "Liability Period") with respect to Evergreen or a Trust under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned with respect to Evergreen and fees payable hereunder during the relevant Compensation Period, as defined herein, for any liability or loss suffered by Evergreen or the Trust including, but not limited to, any liability relating to the Trust's compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. "Compensation Period" shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Financial Administrator's liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Financial Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2003 shall be the period commencing on the date of this Agreement through December 31, 2003, and the Compensation Period for the Liability Period commencing January 1, 2004 and terminating on December 31, 2004 shall be the period commencing on the date of this Agreement through December 31, 2003. For purposes of the Liability Period commencing as of the date of this Agreement, the amount representing the fees payable during the applicable Compensation Period shall be annualized.

The Financial Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

Evergreen shall indemnify and hold the Financial Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Financial Administrator resulting from any claim, demand, action or suit in connection with the Financial Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by Evergreen or a Trust, provided that this indemnification shall not apply to actions or omissions of the Financial Administrator, its officers or employees in cases of its or their own gross negligence or willful misconduct.

The indemnification contained herein shall survive the termination of this Agreement.

X. SERVICES NOT EXCLUSIVE

The services of the Financial Administrator to Evergreen are not to be deemed exclusive and the Financial Administrator shall be free to render similar services to others. The Financial Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by Evergreen from time to time, have no authority to act or represent Evergreen or a Trust in any way or otherwise be deemed an agent of Evergreen or a Trust.

XI. TERM; TERMINATION; AMENDMENT

      This Agreement shall become effective on the date first written above. The Agreement shall remain in effect for a period of one year from the effective date, and shall automatically continue in effect thereafter unless terminated in writing by either party at the end of such period or thereafter on sixty (60) days' prior written notice given by either party to the other party. Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund. Upon termination of this Agreement, Evergreen shall pay to the Financial Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. This Agreement may be modified or amended from time to time by the mutual agreement of the parties hereto. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. The term "Agreement," as used herein, includes all schedules and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.

XII. FEES, EXPENSES AND EXPENSE REIMBURSEMENT

The Financial Administrator shall receive from Evergreen such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved and signed by the parties and initially set forth in the Fee Schedule to this Agreement (Schedule B). The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, Evergreen shall reimburse the Financial Administrator for its out-of-pocket costs incurred in connection with this Agreement, as may be agreed to from time to time by the parties.

Evergreen agrees to promptly reimburse the Financial Administrator for any equipment and supplies specially ordered at the request of Evergreen or a Trust through the Financial Administrator and for any other expenses not contemplated by this Agreement that the Financial Administrator may incur on Evergreen's behalf at Evergreen's request or with Evergreen's consent.

Each of Evergreen or a Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Financial Administrator.

The Financial Administrator is authorized to and may employ or associate with such person or persons as it may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Financial Administrator and the Financial Administrator shall be as fully responsible to Evergreen for the acts and omissions of any such person or persons as it is for its own acts and omissions.

XIII. ASSIGNMENT; SUCCESSOR AGENT

      This Agreement shall not be assigned by either party without the prior written consent of the other party, except that the Financial Administrator may assign this Agreement to a successor to all of or a substantial portion of its business, or to a party controlling, controlled by, or under common control with the Financial Administrator. This Agreement shall be binding on and shall inure to the benefit of each party and to their respective successors and permitted assigns. If a successor agent for Evergreen shall be appointed by Evergreen or a Trust, the Financial Administrator shall upon termination deliver to such successor agent at the office of the Financial Administrator all properties of Evergreen or a Trust held by it hereunder.

XIV. ENTIRE AGREEMENT

This Agreement (including all schedules and attachments hereto) constitutes the entire Agreement between the parties with respect to the subject matter hereof and terminates and supersedes all prior agreements, representations, warranties, commitments, statements, negotiations and undertakings with respect to such services to be performed hereunder whether oral or in writing.

XV. WAIVER

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

XVI. HEADINGS NOT CONTROLLING

Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

XVII. SURVIVAL

After expiration or termination of this Agreement, all provisions relating to payment shall survive until completion of required payments. In addition to those provisions which specifically provide for survival beyond expiration or termination, all provisions regarding indemnification, warranty, liability and limits thereon shall survive, unless and until the expiration of any time period specified elsewhere in this Agreement with respect to the provision in question.

XVIII. SEVERABILITY

In the event any provision of this Agreement is held illegal, invalid, void or unenforceable, the balance shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

XIX. GOVERNING LAW; JURISDICTION

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

XX. REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

STATE STREET BANK AND TRUST COMPANY

By:
   -----------------------------------

Name:  Gary French
      --------------------------------

Title: Senior Vice President
       -------------------------------

EVERGREEN INVESTMENT SERVICES, INC.

By:
   -----------------------------------

Name: Carol Kosel
     ---------------------------------

Title: Senior Vice President and Director of Fund Administration
       ---------------------------------------------------------

                                                     Amended: September 19, 2005

                      TAX SERVICES ADMINISTRATION AGREEMENT

                                   SCHEDULE A
                                   TRUST/FUNDS

                       EVERGREEN SELECT FIXED INCOME TRUST

                         Evergreen Adjustable Rate Fund
                            Evergreen Core Bond Fund
                  Evergreen Institutional Enhanced Income Fund
                   Evergreen Intermediate Municipal Bond Fund
                        Evergreen International Bond Fund
                         Evergreen Limited Duration Fund
                      Evergreen Select High Yield Bond Fund
                     Evergreen Short Intermediate Bond Fund
                     Evergreen Strategic Core Bond Portfolio
                    (formerly Evergreen Fixed Income Fund II)

                          EVERGREEN SELECT EQUITY TRUST

                           Evergreen Equity Index Fund
                          Evergreen Special Equity Fund
                         Evergreen Strategic Growth Fund
                (formerly Evergreen Select Strategic Growth Fund)
                         Evergreen Strategic Value Fund

                       EVERGREEN SELECT MONEY MARKET TRUST

             Evergreen Institutional 100% Treasury Money Market Fund
                    Evergreen Institutional Money Market Fund
               Evergreen Institutional Municipal Money Market Fund
               Evergreen Institutional Treasury Money Market Fund
            Evergreen Institutional U.S. Government Money Market Fund
                Evergreen Prime Cash Management Money Market Fund

                            EVERGREEN MUNICIPAL TRUST

                      Evergreen Alabama Municipal Bond Fund
                    Evergreen California Municipal Bond Fund
                    Evergreen Connecticut Municipal Bond Fund
                Evergreen Florida High Income Municipal Bond Fund
                      Evergreen Florida Municipal Bond Fund
                      Evergreen Georgia Municipal Bond Fund
                    Evergreen High Grade Municipal Bond Fund

                     Evergreen Maryland Municipal Bond Fund
                          Evergreen Municipal Bond Fund
                    Evergreen New Jersey Municipal Bond Fund
                     Evergreen New York Municipal Bond Fund
                  Evergreen North Carolina Municipal Bond Fund
                   Evergreen Pennsylvania Municipal Bond Fund
                Evergreen Short-Intermediate Municipal Bond Fund
                  Evergreen South Carolina Municipal Bond Fund
                     Evergreen Strategic Municipal Bond Fund
              (formerly Evergreen High Income Municipal Bond Fund)
                     Evergreen Virginia Municipal Bond Fund

                             EVERGREEN EQUITY TRUST

                        Evergreen Aggressive Growth Fund
                         Evergreen Asset Allocation Fund
                             Evergreen Balanced Fund
                        Evergreen Disciplined Value Fund
                          Evergreen Equity Income Fund
                   Evergreen Fundamental Large Cap Value Fund
                   (formerly Evergreen Growth and Income Fund)
                              Evergreen Growth Fund
                           Evergreen Health Care Fund
                         Evergreen Large Cap Equity Fund
                    (formerly Evergreen Stock Selector Fund)
                         Evergreen Large Cap Value Fund
                       Evergreen Large Company Growth Fund
                           Evergreen Market Index Fund
                       Evergreen Market Index Growth Fund
                        Evergreen Market Index Value Fund
                          Evergreen Mid Cap Growth Fund
                    (formerly Evergreen Emerging Growth Fund)
                              Evergreen Omega Fund
                         Evergreen Small Cap Value Fund
                          Evergreen Special Values Fund
                  Evergreen Utility and Telecommunications Fund
                   Evergreen Disciplined Small-Mid Value Fund
                         Evergreen Small-Mid Growth Fund
                         Evergreen Envision Growth Fund
                    Evergreen Envision Growth and Income Fund
                         Evergreen Envision Income Fund

                          EVERGREEN FIXED INCOME TRUST

                         Evergreen Diversified Bond Fund
                         Evergreen High Yield Bond Fund
                   Evergreen Institutional Mortgage Portfolio
                  (formerly Evergreen Mortgage Securities Fund)
                         Evergreen Strategic Income Fund
                         Evergreen U.S. Government Fund
                         Evergreen Ultra Short Bond Fund

                          EVERGREEN INTERNATIONAL TRUST

                     Evergreen Emerging Markets Growth Fund
                        Evergreen Global Large Cap Equity
                    (formerly Evergreen Global Leaders Fund)
                       Evergreen Global Opportunities Fund
                       Evergreen International Equity Fund
                         Evergreen Precious Metals Fund

                          EVERGREEN MONEY MARKET TRUST

                Evergreen California Municipal Money Market Fund
                  Evergreen Florida Municipal Money Market Fund
                           Evergreen Money Market Fund
                      Evergreen Municipal Money Market Fund
                Evergreen New Jersey Municipal Money Market Fund
                 Evergreen New York Municipal Money Market Fund
               Evergreen Pennsylvania Municipal Money Market Fund
                      Evergreen Treasury Money Market Fund
                   Evergreen U.S. Government Money Market Fund

                        EVERGREEN VARIABLE ANNUITY TRUST

                           Evergreen VA Balanced Fund
                     (formerly Evergreen VA Foundation Fund)
                           Evergreen VA Core Bond Fund
                     Evergreen VA Fundamental Large Cap Fund
                 (formerly Evergreen VA Growth and Income Fund)
                            Evergreen VA Growth Fund
                          Evergreen VA High Income Fund
                     Evergreen VA International Equity Fund
                             Evergreen VA Omega Fund
                        Evergreen VA Special Values Fund
                       Evergreen VA Strategic Income Fund

                    EVERGREEN UTILITIES AND HIGH INCOME FUND

                         EVERGREEN INCOME ADVANTAGE FUND

                          EVERGREEN MANAGED INCOME FUND

                  EVERGREEN INTERNATIONAL BALANCED INCOME FUND

                                    EXHIBIT 1

                               AUTHORIZATION FORM
                             (For Mutual Funds Only)

I hereby authorize State Street's Fund Administration/Tax Department to sign the federal, state and local tax returns and extension requests for the ___________________________ Funds as paid preparer. I understand that this service is to be performed in accordance with the terms of the Tax Services Administration Agreement.


---------------------------
Authorized Signature


---------------------------
Print Name


---------------------------
Title


---------------------------
Date

                                   SCHEDULE B

--------------------------------------------------------------------------------

                       STATE STREET BANK AND TRUST COMPANY

--------------------------------------------------------------------------------

                            TAX SERVICES FEE SCHEDULE

================================================================================

I.    FEES FOR FINANCIAL ADMINISTRATION/TAX SERVICES:

      The following fee schedule is for limited tax administration services for the Funds.

      Tax Services are defined as: Computation of tax basis provisions for both excise and income tax purposes, preparation of Forms 1120-RIC, Form 8613 and State returns as required, preparation of Forms 1099-MISC, coordination of Forms 1042/1042S with Transfer Agent and preparation of information for Section 852 mailings.

                                                        Annual Fee
                                                         Per Fund

      Tax Services                                        $6,500

II.   SPECIAL ARRANGEMENTS

      Fees for activities of a non-recurring nature such as reorganizations, and/or preparation of special reports will be subject to negotiation.

III.  TERM OF THE CONTRACT

      The parties agree that this fee schedule shall remain in effect until it is revised as a result of negotiations initiated by either party.

STATE STREET BANK AND TRUST COMPANY

By:
   ---------------------------------------------

Name:  Gary French
      ------------------------------------------

Title: Senior Vice President
      ------------------------------------------


EVERGREEN INVESTMENT SERVICES, INC.

By:
   ---------------------------------------------

Name:  Carol Kosel
     -------------------------------------------

Title: Senior Vice President and Director of Fund Administration
       ---------------------------------------------------------